UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 24, 2017, Philou Ventures, LLC purchased 25,000 shares of Series B Preferred Stock pursuant to the Preferred Stock Purchase Agreement dated March 9, 2017, by and between Philou Ventures, LLC and the Company in consideration of the cancellation of the Company debt due to an affiliate of Philou Ventures in the amount of $250,000. The terms of the Preferred Stock Purchase Agreement was previously reported on Form 8-K filed with the Commission on March 9, 2017.

In addition, pursuant to the Preferred Stock Purchase Agreement and in conjunction with the purchase of the Series B Preferred Stock, Philou was granted Warrants to purchase 357,143 shares of Common Stock at $0.70 per share.

The Company will seek the approval of the Company’s stockholders for the issuance of shares of Common Stock underlying the Series B Preferred Stock and the Warrants for the sole purpose of meeting the requirements of NYSE Mkt Rule 713. Until such approval, Philou Ventures will not (i) vote its Series B Preferred Stock; (ii) convert its Series B Preferred Stock into Common Stock; or (iii) exercise its right under the Warrants.

The Series B Preferred Stock and Warrants described in this Current Report on Form 8-K were offered and sold to Philou Ventures in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation a California corporation

Dated: March 28, 2017	By: /s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

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